                                                                    Exhibit 11.1

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES
                        EARNINGS PER SHARE COMPUTATIONS
                     (In thousands, except per share data)


                                                      Year ended December 31,
                                                  ------------------------------
                                                    1994       1993       1992
                                                  ------------------------------
Earnings before income taxes, minority
  interest, extraordinary item and cumulative
  effects of changes in accounting principles     $119,550   $ 14,627   $ 47,917
Income taxes                                       (55,949)    (7,175)   (19,405)
Minority interest in subsidiary loss                    40        560       -
                                                  --------   --------   --------
Net earnings before extraordinary item and
  cumulative effects of changes in accounting
  principles                                        63,641      8,012     28,512

Extraordinary item                                    -          (400)      -
Cumulative effect of change in method of
  accounting for inventory                             742       -          -
Cumulative effect of change in method of
  accounting for income taxes                         -           450       -
                                                  --------   --------   --------

Net earnings                                        64,383      8,062     28,512
Dividends and accretion related to
  preferred stock                                     -          (171)      (322)
                                                  --------   --------   --------

Net earnings available to common shareholders     $ 64,383   $  7,891   $ 28,190
                                                  ========   ========   ========
Shares used in earnings per share computations      44,143     44,627     45,060
                                                  ========   ========   ========

Earnings per share:
  Earnings before extraordinary item and
    cumulative effects of changes in
    accounting principles                         $   1.44   $   0.18   $   0.63
  Extraordinary item                                  -         (0.01)      -
  Cumulative effect of change in method of
    accounting for inventory                          0.02       -          -
  Cumulative effect of change in method of
    accounting for income taxes                       -          0.01       -
                                                  --------   --------   --------
                                                  $   1.46   $   0.18   $   0.63
                                                  ========   ========   ========

Shares used in earnings per share
  computations - assuming full dilution             44,709     44,634     45,129
                                                  ========   ========   ========

Earnings per share - assuming full dilution:
  Earnings before extraordinary item and
    cumulative effects of changes in
    accounting principles                         $   1.42   $   0.18   $   0.63
  Extraordinary item                                  -         (0.01)      -
  Cumulative effect of change in method of
    accounting for inventory                          0.02       -          -
  Cumulative effect of change in method of
    accounting for income taxes                       -          0.01       -
                                                  --------   --------   --------
                                                  $   1.44   $   0.18   $   0.63
                                                  ========   ========   ========

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES
                        EARNINGS PER SHARE COMPUTATIONS
                     (In thousands, except per share data)


         COMPUTATION OF SHARES USED IN EARNINGS PER SHARE COMPUTATIONS

                                                      Year ended December 31,
                                                  ------------------------------
                                                    1994       1993       1992
                                                  ------------------------------
Average outstanding common shares                  43,912     44,249     43,834
Average common equivalent shares - dilutive
  effect of option shares                             231        378      1,226
                                                   ------     ------     ------
Shares used in earnings per share computation      44,143     44,627     45,060
                                                   ======     ======     ======


     SHARES USED IN EARNINGS PER SHARE COMPUTATIONS ASSUMING FULL DILUTION

                                                      Year ended December 31,
                                                  ------------------------------
                                                    1994       1993       1992
                                                  ------------------------------
Average outstanding common shares                  43,912     44,249     43,834
Average common equivalent shares - dilutive
  effect of option shares                             797        385      1,295
                                                   ------     ------     ------
Shares used in earnings per share computation
  - assuming full dilution                         44,709     44,634     45,129
                                                   ======     ======     ======